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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Cash Technologies, Inc.
1434 West 11/th/ Street
Los Angeles, CA 90015

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated September 17, 2001, relating to the consolidated financial statements of Cash Technologies, Inc. appearing in the Annual Report on Form 10-KSB for the year ended May 31, 2001. Our report contains an explanatory paragraph regarding Cash Technologies' ability to continue as a going concern.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ VASQUEZ & COMPANY, LLP
Los Angeles, California

                                  June 18, 2002